Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each undersigned director and/or officer (each, a "Signatory") of Cavico Corp., a corporation organized under the laws of the state of Delaware (the "Corporation"), hereby constitutes and appoints Timothy Pham and June Kim (each, an "Agent," and collectively, "Agents") or any of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), the registration statement relating to shelf registration of $10,000,000 of Cavico Corp. securities on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed therewith or with respect thereto. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Name	Title	Date

Chairman and Chief Executive Officer
/s/ Ha Quang Bui	Principal Executive Officer	October 12, 2010
Ha Quang Bui

Chief Financial Officer
/s/ June Kim	Principal Financial Officer	October 12, 2010
June Kim

/s/ Bao Quoc Tran	Principal Accounting Officer	October 12, 2010
Bao Quoc Tran

/s/ Hung Manh Tran	Executive Vice-President/Director	October 12, 2010
Hung Manh Tran

/s/ Timothy Pham	Vice-President/Director	October 12, 2010
Timothy Pham

/s/ Madhava Rao Mankal	Director	October 12, 2010
Madhava Rao Mankal

/s/ Tuan Duong Hoang	Director	October 12, 2010
Tuan Duong Hoang